Exhibit 99

For Immediate Release

Contact:Mike Dinneen

Senior Vice President, Director of Marketing & Communications

(856) 552-5013

mdinneen@sunnb.com

Sun Bancorp, Inc. Announces Third Quarter Earnings: Net Income of $1.6 Million, or $0.09 per Diluted Share

Mount Laurel, N.J. – October 31, 2016 –

Third Quarter Highlights:

•

Seventh consecutive quarter of profitability with net income of $1.6 million, or $0.09 per diluted share, for the quarter ended September 30, 2016, and net income of $5.4 million, or $0.29 per diluted share, for the nine months ended September 30, 2016.

•

Lowest quarterly operating expenses since the first quarter of 2003; Quarterly expenses at $15.9 million for the three months ended September 30, 2016 as compared to $17.1 million in the three months ended June 30, 2016 and $19.9 million in the three months ended September 30, 2015.

•	Average commercial loans grew during the quarter by 6% annualized.
•	Asset quality remained solid with non-performing assets at $6.8 million, or 0.31% of total assets.
•	Strong foundation continues with total risk-based capital ratio of 21.2%, tier 1 common ratio of 14.45% and leverage capital ratio of 13.3%.
•	Board of Directors declares a dividend of $0.01 per share to holders of record of the common stock of the Company on November 28, 2016, payable on December 12, 2016.

Sun Bancorp, Inc. (NASDAQ: SNBC), (the “Company”), the holding company for Sun National Bank (the “Bank”), today reported net income of $1.6 million, or $0.09 per diluted share, for the quarter ended September 30, 2016, compared to net income of $3.0 million, or $0.16 per diluted share, for the quarter ended June 30, 2016, and net income of $3.2 million, or $0.17 per diluted share, for the quarter ended September 30, 2015.

“In the third quarter, the Company’s now seven-quarter trend of positive earnings was maintained.  We continued to demonstrate steady progress by tightly controlling expenses, carefully managing risk and growing commercial loans,” said President & CEO Thomas M. O’Brien.  “Our asset quality and capital metrics continue to demonstrate the strength that has been evident since 2015.  This was a straightforward quarter with virtually no one-time events, serving as further validation that the Company and the Bank are healthy, stable and growing profitability.  Over the next several quarters, we expect to see continued reductions in expenses along with some improved revenue opportunities as several legacy items disappear.  Most importantly, we continue to work to further expand our commercial business development efforts.”

Discussion of Results:

Balance Sheet

The balance sheet was stable during the quarter as assets totaled $2.19 billion at September 30, 2016, as compared to $2.19 billion at June 30, 2016 and $2.21 billion at December 31, 2015.  Cash and cash equivalents totaled $156.3 million at September 30, 2016, as compared to $168.8 million at June 30, 2016 and $204.3 million at December 31, 2015.  The decrease in cash and cash equivalents during the third quarter of 2016 was primarily due to the purchase of investment securities. The decrease in cash and cash equivalents from December 31, 2015 resulted primarily from year-to-date loan growth and investment purchases.

Investments increased by $11.3 million in the third quarter of 2016 to $308.0 million from $296.7 million in the prior linked quarter.  The Bank purchased $20 million of collateralized mortgage obligations and $12 million of mortgage-backed securities with a weighted average life of 3.7 years and weighted average yield of 2.0%.

Net loans held-for-investment totaled $1.55 billion at September 30, 2016, as compared to $1.55 billion at June 30, 2016 and $1.53 billion at December 31, 2015. Net loans held-for-investment remained relatively flat compared to the prior linked quarter as an increase of $19.2 million in the commercial loan portfolio was mostly offset by a decrease of $17.0 million in the consumer loan portfolio from the prior linked quarter.  The increase in net loans held-for-investment from December 31, 2015 was due to year-to-date commercial loan originations of $261.8 million, partially offset by pay downs of commercial and consumer loans.

“We continue to experience the planned runoff of our residential and consumer loan portfolios,” said O’Brien.  “Externally, the competitive marketplace and overall economic uncertainty contribute to fluctuations in both payoff activity and demand.  However, our relationship-based approach and consistent quality loan originations have led to 6% annualized net growth in our commercial loan portfolio, which is our key target market.”

Total deposits were $1.72 billion at September 30, 2016, as compared to $1.71 billion at June 30, 2016 and $1.75 billion at December 31, 2015. The cost of deposits increased by nine basis points to 36 basis points during the three months ended September 30, 2016 as compared to the three months ended September 30, 2015 due to the continued rollout of new initiatives in the Bank.  These initiatives are expected to generate growth in deposits over the long-term and emphasize a relationship-based deposit strategy.  The Bank’s deposit mix has repositioned during 2016 as single-service, higher-rate money market and DDA accounts were replaced with certificates of deposit.  Since the quarter ended December 31, 2015, certificates of deposit have increased by $55.0 million and money market accounts have increased by $137.5 million while interest-bearing checking accounts decreased by $128.4 million and savings accounts decreased by $34.7 million.

“As a result of the 2015 branch realignment, the Bank experienced the planned exit of one large, high-priced single service municipal deposit relationship in the third quarter,” said O’Brien.  “However, our overall relationship-based deposit strategy is making sustained progress.  We believe in the importance of long-term customer relationships and the mutual value that comes with it.  Our sales, marketing and service approach is situated to deliver deposit, credit and technology solutions to consumers and small businesses in our region.”

Net Interest Income and Margin

Net interest income was $14.7 million for the quarter ended September 30, 2016, compared to $14.9 million for the quarter ended June 30, 2016 and $15.2 million for the quarter ended September 30, 2015.  The decrease from the prior linked quarter primarily reflects a decrease in prepayment fees on loans.  The decrease from the prior year quarter was driven by a reduction in interest income on investments and an increase in interest expense on interest-bearing liabilities.  The Company’s net interest margin was 2.94% for the three months ended September 30, 2016 as compared to 2.98% for the linked quarter ended June 30, 2016 and 2.81% in the quarter ended September 30, 2015.  Loan fees totaled $576 thousand in the third quarter, a decrease of $175 thousand from the previous quarter, due primarily to a decrease in prepayment penalty fees.  The 13 basis point increase in net interest margin from the quarter ended September 30, 2015 is due primarily to the reduction of $160.3 million in low-yielding interest-earning bank balances as the Company continued to deploy its excess cash in 2016.

“We continue to prudently deploy our liquidity so that our margin will continue to improve over time,” said O’Brien.  “In addition, our deposit relationship repricing strategy is allowing us to increase our liability duration, which we believe will better position the Bank in a rising interest rate environment.”

Non-Interest Income

Non-interest income was $3.1 million for the quarter ended September 30, 2016, as compared to $3.8 million and $6.5 million for the quarters ended June 30, 2016 and September 30, 2015, respectively.  The decrease in non-interest income from the linked second quarter is due primarily to the gain on the sale of investment securities of $426 thousand recorded in the three months ended June 30, 2016.  Revenues from Prosperis Financial Solutions, LLC, the Bank’s securities brokerage subsidiary, were $505 thousand in the third quarter of 2016, decreasing from $538 thousand in the second quarter of 2016.  The decrease in non-interest income from the comparable prior year quarter was primarily attributable to a $1.5 million gain on the sale of investment securities and a $1.3 million gain on sale of Bank branches recorded in the three months ended September 30, 2015.

“We are pleased that our customers continue to deepen their relationships with the Bank, which is resulting in higher average account balances and sustained growth in deposit fee income,” said O’Brien.  “However, our Prosperis Financial Services revenue continues to fluctuate as a result of external capital market conditions as retail investors are more hesitant in this volatile political and economic environment.”

Non-Interest Expense

Non-interest expense for the third quarter of 2016 was $15.9 million as compared to $17.1 million for the three months ended June 30, 2016 and $19.9 million for the three months ended September 30, 2015.  The decrease in non-interest expense from the prior linked quarter is due to a decrease of $684 thousand in salaries and benefits due primarily to reductions in employee headcount and a decrease of $902 thousand in other expenses for the three months ended September 30, 2016.  These decreases were partly offset by an increase in equipment expense of $235 thousand to $1.3 million in the third quarter as compared to the prior linked quarter.  Non-interest expense for the third quarter of 2016 declined by $3.9 million from the third quarter of 2015, primarily due to a decrease of $2.0 million related to insurance expense, salaries and employee benefits and other expenses and a decline of $1.8 million in occupancy, equipment and data processing expenses as a result of the comprehensive restructuring plan completed in 2015.

“We continue to focus on disciplined expense management given the difficult revenue growth environment,” said O’Brien.  “In the quarter, we benefited from additional cost savings in occupancy and technology expenses, insurance premiums, and professional fees.  This quarter’s operating expenses of $15.9 million are at the lowest level since the first quarter of 2003, which is a strong measure of how we have successfully addressed the challenge of long-term, deeply-embedded expenses over the last two years.”

Asset Quality

Non-performing loans held-for-investment as a percentage of total gross loans held-for-investment increased to 0.42% at September 30, 2016 as compared to 0.35% at June 30, 2016 primarily due to $528 thousand of commercial real estate and $748 thousand of residential mortgage loan relationships entering non-accrual status during the three months ended September 30, 2016.  Non-performing loans held-for-investment to total gross loans held-for-investment was 0.20% at December 31, 2015.

There was no provision for loan losses during the quarter ended September 30, 2016 compared to a negative provision for loan losses of $1.7 million recorded during the second quarter of 2016 and a negative provision for loan losses of $1.8 million in the third quarter of 2015.  In the third quarter of 2016, the Bank recorded net charge-offs of $65 thousand as compared to net charge-offs of $378 thousand in the second quarter of 2016 and net recoveries of $344 thousand in the third quarter of 2015. The Bank transferred a $1.5 million commercial real estate loan to held-for-sale status during the third quarter which resulted in a charge-off of $242 thousand.  The allowance for loan losses was $15.8 million, or 1.01% of gross loans held-for-investment at September 30, 2016 as compared to $15.9 million, or 1.02% of gross loans held-for-investment at June 30, 2016 and $18.9 million, or 1.24% of gross loans held-for-investment at September 30, 2015.  The allowance for loan losses was 238% of non-performing loans held-for-investment at September 30, 2016 as compared to 289% at June 30, 2016 and 517% at September 30, 2015.

“We continue to believe that proactive identification of problem loans and their quick resolution through selling or restructuring continues to be the best strategy, as evidenced by the substantial reduction in balance sheet risk over the past two years,” stated O’Brien.

Capital

The Company’s capital ratios improved further due to positive earnings. At September 30, 2016, the Bank’s Tier 1 common equity risk-based capital ratio, total risk-based capital ratio, Tier 1 risk-based capital ratio and leverage capital ratio were 18.3%, 19.3%, 18.3% and 13.4%, respectively. At September 30, 2016, the Company’s Tier 1 common equity risk-based capital ratio, total risk-based capital ratio, Tier 1 risk-based capital ratio and leverage capital ratio were 14.4%, 21.2%, 18.1%, and 13.3%, respectively. The Company’s tangible equity to tangible assets ratio was 10.6% at September 30, 2016, as compared to 10.5% at June 30, 2016 and 9.7% at September 30, 2015.

Dividend Declaration

As previously announced on October 27, 2016, after review and discussion, the Board of Directors of the Company has declared a dividend of $0.01 per share to holders of record of the common stock of the Company as of November 28, 2016, payable on December 12, 2016.

“Given the continued strong capital position of the Company and the prospect for consistently improving earnings, the Board of Directors has declared our second quarterly cash dividend, evidencing their confidence in the Company’s future,” said O’Brien.

Conference Call

The Company’s management will hold a conference call on Monday, October 31, 2016 at 11:00 AM (EDT) to discuss results and answer questions from analysts and investors.  Participants may listen to or participate in the Company’s earnings conference call via the following:

•	Participants toll-free number: 877-548-7901
•	Conference ID: 1213212

A transcript of the conference call will be available at the Investor Relations section of www.sunnationalbank.com following the call.

About Sun Bancorp, Inc.

Sun Bancorp, Inc. (NASDAQ: SNBC) is a $2.19 billion asset bank holding company headquartered in Mount Laurel, New Jersey. Its primary subsidiary is Sun National Bank, a community bank serving customers throughout New Jersey, and the metro New York region. Sun National Bank is an Equal Housing Lender and its deposits are insured up to the legal maximum by the FDIC. For more information about Sun National Bank and Sun Bancorp, Inc., visit www.sunnationalbank.com.

Cautionary Note Regarding Forward-Looking Statements

The foregoing material contains forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995, which may be identified by the use of such words as “allow,” “anticipate,” “believe,” “continues,” “could,” “estimate,” “expect,” “intend,” “may,” “opportunity,” “outlook,” “plan,”   “potential,” “predict,” “project,” “reflects,” “should,” “typically,” “usually,” “view,” “will,” “would,” and similar terms and phrases, including references to assumptions.  Examples of forward-looking statements include, but are not limited to, estimates with respect to the financial condition, results of operations and business of the Company and the Bank, the banking industry, the economy in general, expectations of the business environment in which the Company operates, projections of future performance and other statements contained herein that are not historical facts.  These remarks are based upon current management expectations, and may, therefore, involve risks and uncertainties that cannot be predicted or quantified and are beyond the Company’s control and are subject to a variety of uncertainties that could cause future results to vary materially from the Company’s historical performance, or from current expectations. Factors that could cause actual results to differ from those expressed or implied by such forward-looking statements include, but are not limited to: (i) the Company’s ability to attract and retain key management and staff; (ii) changes in business strategy or an inability to successfully execute strategy due to the occurrence of unanticipated events; (iii) the ability to attract deposits and other sources of liquidity; (iv) changes in the financial performance and/or condition of the Bank’s borrowers; (v) changes in consumer spending, borrowing and saving habits; (vi) the ability to increase market share and control expenses; (vii) changes in estimates of future loan loss reserve requirements based upon the periodic review thereof under relevant regulatory and accounting requirements; (viii) local, regional and national economic conditions and events and the impact they may have on the Company and its customers; (ix) volatility in the credit and equity markets and its effect on the general economy; (x) the credit risks of lending activities, including changes in the level and trend of loan delinquencies and write-offs; (xi) the overall quality of the composition of the Company’s loan and securities portfolios; (xii) inflation, interest rate, securities market and monetary fluctuations;(xiii) legislative and regulatory changes, including the Dodd-Frank Wall Street Reform and Consumer Protection Act and the implementing regulations, changes in banking, securities and tax laws and regulations and their application by regulators and changes in the scope and cost of the Federal Deposit Insurance Corporation insurance and other coverages; (xiv) the effects of, and changes in, monetary and fiscal policies and laws, including interest rate policies of the Board of Governors of the Federal Reserve System; (xv) competition among providers of financial services; (xvi) other economic, competitive, governmental, regulatory and technological factors affecting our operations, pricing, products and services and the other risks detailed under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Form 10-K for the fiscal year ended December 31, 2015 and in other filings made pursuant to the Securities Exchange Act of 1934, as amended. No undue reliance should be placed on any forward-looking statements. The Company does not undertake, and specifically disclaims, any obligation to publicly release the results of any revisions that may be made to any such forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.

Non-GAAP Financial Measures (Unaudited)

This news release references tangible book value per common share and return on average tangible equity, which are non-GAAP financial measures. Management believes that tangible book value per common share and return on average tangible equity are meaningful financial measures because they are two of the measures we use to assess capital adequacy.

Tangible book value per common share (dollars in thousands)

The following reconciles shareholders’ equity to tangible equity by reducing shareholders’ equity by the intangible asset balance at September 30, 2016, June 30, 2016, March 31, 2016, December 31, 2015 and September 30, 2015.

	September 30, 2016	June 30, 2016	March 31, 2016	December 31, 2015	September 30, 2015
Tangible book value per common share:
Shareholders’ equity	$265,878	$264,172	$259,457	$256,389	$255,485
Less: Intangible assets	38,188	38,188	38,188	38,188	38,188
Tangible equity	$227,690	$225,984	$221,269	$218,201	$217,297
Common stock	19,026	19,026	18,959	18,907	18,901
Less: Treasury stock	138	172	176	218	231
Total outstanding shares	18,888	18,854	18,783	18,689	18,670
Tangible book value per common share:	$12.05	$11.99	$11.78	$11.68	$11.64

 Return on Average Tangible Equity (dollars in thousands)

The following provides the calculation of return on tangible equity for the three months ended September 30, 2016, June 30, 2016, March 31, 2016, December 31, 2015 and September 30, 2015.

	Three Months Ended
	September 30, 2016	June 30, 2016	March 31, 2016	December 31, 2015	September 31, 2015
Net income	$1,630	$2,963	$826	$1,452	$3,164
Average tangible equity:
Average shareholders’ equity	$266,931	$262,517	$259,353	$257,035	$255,685
Less: Average intangible assets	38,188	38,188	38,188	38,188	38,188
Average tangible equity	$228,743	$224,329	$221,165	$218,847	$217,497
Return on average tangible equity(1):	2.9%	5.3%	1.5%	2.7%	5.8%

(1)	Annualized

SUN BANCORP, INC AND SUBSIDIARIES

FINANCIAL HIGHLIGHTS (Unaudited)

(Dollars in thousands, except share and per share amounts)

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015
Profitability for the period:
Net interest income	$14,712	$15,217	$44,070	$45,783
Provision for (recovery of) loan losses	—	(1,762)	(1,682)	(2,980)
Non-interest income	3,142	6,457	10,078	24,421
Non-interest expense	15,937	19,885	49,527	63,465
Income before income taxes	1,917	3,551	6,303	9,719
Income tax expense	287	383	885	951
Net income available to common shareholders	$1,630	$3,168	$5,418	$8,768
Financial ratios:
Return on average assets (1)	0.3%	0.5%	0.3%	0.5%
Return on average equity (1)	2.4%	5.0%	2.8%	4.6%
Return on average tangible equity (1), (2)	2.9%	5.8%	3.2%	5.5%
Net interest margin (1)	2.94%	2.81%	2.94%	2.71%
Efficiency ratio	89%	91%	91%	90%
Income per common share:
Basic	$0.09	$0.17	$0.29	$0.47
Diluted	$0.09	$0.17	$0.29	$0.47

Average equity to average assets	12.2%	10.8%	12.1%	10.3%

	September 30,		December 31,
	2016	2015	2015
At period-end:
Total assets	$2,189,346	$2,289,023	$2,210,584
Total deposits	1,717,634	1,819,532	1,746,102
Loans receivable, net of allowance for loan losses	1,550,839	1,509,268	1,530,501
Loans held-for-sale	1,450	—	—
Investments	308,031	313,216	298,858
Borrowings	91,861	92,448	92,305
Junior subordinated debentures	92,786	92,786	92,786
Shareholders' equity	265,878	255,483	256,388

Credit quality and capital ratios:
Allowance for loan losses to gross loans held-for-investment	1.01%	1.24%	1.16%
Non-performing loans held-for-investment to gross loans held-for-investment	0.42%	0.24%	0.20%
Non-performing assets to gross loans held-for-investment, loans held-for-sale and real estate owned	0.43%	0.30%	0.22%
Allowance for loan losses to non-performing loans held-for-investment	238%	517%	578%
Tier 1 common equity risk-based capital:
Sun Bancorp, Inc.	14.4%	14.6%	14.1%
Sun National Bank	18.3%	18.5%	17.9%
Total risk-based capital:
Sun Bancorp, Inc.	21.2%	21.8%	21.0%
Sun National Bank	19.3%	19.7%	19.1%
Tier 1 risk-based capital:
Sun Bancorp, Inc.	18.1%	18.2%	17.6%
Sun National Bank	18.3%	18.5%	17.9%
Leverage capital:
Sun Bancorp, Inc.	13.3%	11.7%	12.2%
Sun National Bank	13.4%	11.9%	12.4%

Book value per common share	$14.08	$13.68	$13.72
Tangible book value per common share	$12.05	$11.64	$11.68

(1)	Annualized.
(2)

Return on average tangible equity, a non-GAAP measure, is computed by dividing annualized net income for the period by average tangible equity. Average tangible equity equals average equity less average identifiable intangible assets and goodwill.

SUN BANCORP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION (Unaudited)

(Dollars in thousands, except share and per share amounts)

	September 30,	December 31,
	2016	2015
ASSETS
Cash and due from banks	$27,569	$21,836
Interest earning bank balances	128,723	182,479
Cash and cash equivalents	156,292	204,315
Restricted cash	5,000	5,000
Investment securities available for sale (amortized cost of $292,301 and $285,838 at September 30, 2016 and December 31, 2015, respectively)	291,872	282,875
Investment securities held to maturity (estimated fair value of $250 at September 30, 2016 and December 31, 2015)	250	250
Loans receivable (net of allowance for loan losses of $15,827 and $18,008 at September 30, 2016 and December 31, 2015, respectively)	1,550,839	1,530,501
Loans held-for-sale, at lower of cost or market	1,450	—
Restricted equity investments, at cost	15,909	15,733
Bank properties and equipment, net	30,500	31,596
Real estate owned, net	—	281
Accrued interest receivable	4,908	4,657
Goodwill	38,188	38,188
Bank owned life insurance (BOLI)	82,657	81,175
Other assets	11,481	16,013
Total assets	$2,189,346	$2,210,584
LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities:
Deposits	$1,717,634	$1,746,102
Advances from the Federal Home Loan Bank of New York (FHLBNY)	85,465	85,607
Obligations under capital lease	6,396	6,698
Junior subordinated debentures	92,786	92,786
Deferred taxes, net	3,399	1,524
Other liabilities	17,788	21,479
Total liabilities	1,923,468	1,954,196

Commitments and contingencies

Shareholders' equity:
Preferred stock, $1 par value, 1,000,000 shares authorized; none issued	—	—
Common stock, $5 par value, 40,000,000 shares authorized; 19,026,491 shares issued and 18,888,605 shares outstanding at September 30, 2016; 18,910,829 shares issued and 18,693,091 shares outstanding at December 31, 2015.	95,132	94,554
Additional paid-in capital	509,501	510,659
Retained deficit	(332,312)	(337,542)
Accumulated other comprehensive loss	(254)	(1,752)
Deferred compensation plan trust	(1,005)	(1,122)
Treasury stock at cost, 172,117 shares at September 30, 2016 and 217,738 shares at December 31, 2015.	(5,184)	(8,409)
Total shareholders' equity	265,878	256,388
Total liabilities and shareholders' equity	$2,189,346	$2,210,584

SUN BANCORP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

(Dollars in thousands, except share and per share amounts)

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015
INTEREST INCOME:
Interest and fees on loans	$15,582	$15,479	$46,278	$46,028
Interest on taxable investment securities	1,657	1,672	4,956	5,549
Interest on non-taxable investment securities	—	236	—	851
Dividends on restricted equity investments	220	202	657	613
Total interest income	17,459	17,589	51,891	53,041
INTEREST EXPENSE:
Interest on deposits	1,556	1,263	4,304	4,106
Interest on funds borrowed	545	554	1,631	1,520
Interest on junior subordinated debentures	646	555	1,886	1,632
Total interest expense	2,747	2,372	7,821	7,258
Net interest income	14,712	15,217	44,070	45,783
PROVISION FOR (RECOVERY OF) LOAN LOSSES	—	(1,762)	(1,682)	(2,980)
Net interest income after provision for loan losses	14,712	16,979	45,752	48,763
NON-INTEREST INCOME:
Deposit service charges and fees	1,540	1,711	4,737	5,564
Interchange fees	451	512	1,422	1,610
Gain on sale of bank branches	—	1,318	—	10,553
Gain on sale of loans	41	205	41	1,444
Gain on sale of investment securities	—	1,466	426	1,468
Investment products income	505	490	1,419	1,567
BOLI income	485	512	1,482	1,527
Other income	120	239	551	688
Total non-interest income	3,142	6,453	10,078	24,421
NON-INTEREST EXPENSE:
Salaries and employee benefits	8,649	9,489	27,045	29,199
Occupancy expense	2,273	3,289	6,756	11,290
Equipment expense	1,303	2,008	3,462	7,022
Data processing expense	1,116	1,197	3,379	3,809
Professional fees	730	838	1,738	2,385
Insurance expense	452	1,138	1,796	3,479
Advertising expense	412	521	1,187	979
Problem loan expense	131	66	350	1,092
Other expense	871	1,339	3,814	4,210
Total non-interest expense	15,937	19,885	49,527	63,465
INCOME BEFORE INCOME TAXES	1,917	3,547	6,303	9,719
INCOME TAX EXPENSE	287	383	885	951
NET INCOME AVAILABLE TO COMMON SHAREHOLDERS	$1,630	$3,164	$5,418	$8,768

Basic earnings per share	$0.09	$0.17	$0.29	$0.47
Diluted earnings per share	$0.09	$0.17	$0.29	$0.47

Weighted average shares - basic	18,874,577	18,668,791	18,821,047	18,639,482
Weighted average shares - diluted	18,962,740	18,738,517	18,909,867	18,689,037

SUN BANCORP, INC. AND SUBSIDIARIES

HISTORICAL TRENDS IN QUARTERLY FINANCIAL DATA (Unaudited)

(dollars in thousands)

	2016	2016	2016	2015	2015
	Q3	Q2	Q1	Q4	Q3
Profitability for the quarter:
Net interest income	$14,712	$14,872	$14,486	$14,815	$15,217
Provision for loan losses	—	(1,682)	—	(300)	(1,762)
Non-interest income	3,142	3,774	3,164	3,204	6,453
Non-interest expense	15,937	17,066	16,524	16,621	19,885
Income before income taxes	1,917	3,262	1,126	1,698	3,547
Income tax expense	287	299	300	246	383
Net income available to common shareholders	$1,630	$2,963	$826	$1,452	$3,164
Financial ratios:
Return on average assets (1)	0.3%	0.5%	0.2%	0.3%	0.5%
Return on average equity (1)	2.4%	4.5%	1.3%	2.3%	4.9%
Return on average tangible equity (1), (2)	2.9%	5.3%	1.5%	2.7%	5.8%
Net interest margin (1)	2.94%	2.98%	2.91%	2.81%	2.81%
Efficiency ratio	89%	93%	94%	92%	91%
Per share data :
Income per common share:
Basic	$0.09	$0.16	$0.04	$0.08	$0.17
Diluted	$0.09	$0.16	$0.04	$0.08	$0.17
Book value	$14.08	$14.01	$13.81	$13.72	$13.68
Tangible book value	$12.05	$11.99	$11.78	$11.68	$11.64
Cash dividends paid	$0.01	$—	$—	$—	$—
Average basic shares	18,874,577	18,848,236	18,739,739	18,674,622	18,668,791
Average diluted shares	18,962,740	18,957,201	18,837,699	18,768,931	18,738,517
Non-interest income:
Deposit service charges and fees	$1,540	$1,618	$1,580	$1,424	$1,711
Interchange fees	451	486	484	505	512
Gain on sale of investment securities	—	426	—	—	1,466
Gain on sale of loans	41	—	—	—	205
Net gain on sale of bank branches	—	—	—	—	1,318
Investment products income	505	538	377	458	490
BOLI income	485	489	508	516	512
Other income	120	217	215	301	237
Total non-interest income	$3,142	$3,774	$3,164	$3,204	$6,453
Non-interest expense:
Salaries and employee benefits	$8,649	$9,333	$9,063	$7,814	$9,489
Occupancy expense	2,273	2,144	2,339	1,521	3,289
Equipment expense	1,303	1,068	1,090	1,395	2,008
Data processing expense	1,116	1,075	1,188	1,209	1,197
Professional fees	730	537	471	845	838
Insurance expense	452	556	788	1,049	1,138
Advertising expense	412	393	382	541	521
Problem loan expenses	131	187	33	167	66
Other expenses	871	1,773	1,170	2,080	1,339
Total non-interest expense	$15,937	$17,066	$16,524	$16,621	$19,885

(1)	Annualized.
(2)

Return on average tangible equity, a non-GAAP measure, is computed by dividing annualized net income for the period by average tangible equity. Average tangible equity equals average equity less average identifiable intangible assets and goodwill.

SUN BANCORP, INC. AND SUBSIDIARIES

HISTORICAL TRENDS IN QUARTERLY FINANCIAL DATA (Unaudited)

(dollars in thousands)

	2016	2016	2016	2015	2015
	Q3	Q2	Q1	Q4	Q3
Balance Sheet at quarter end:
Cash and cash equivalents	$156,292	$168,799	$136,238	$204,315	$287,863
Restricted cash	5,000	5,000	5,000	5,000	5,000
Investment securities	308,031	296,714	298,656	298,858	313,216
Loans held-for-investment
Commercial and industrial	226,493	220,609	222,828	230,681	218,767
Commercial real estate - owner occupied	226,165	225,520	218,598	228,191	229,478
Commercial real estate - non-owner occupied	676,323	666,345	667,401	625,700	607,375
Land and development	84,692	82,018	86,520	68,070	63,468
Residential real estate	226,691	237,080	241,891	249,975	257,678
Home equity and other	126,302	132,912	140,660	145,892	151,415
Total loans	1,566,666	1,564,484	1,577,898	1,548,509	1,528,181
Allowance for loan losses	(15,827)	(15,891)	(17,952)	(18,008)	(18,913)
Net loans held-for-investment	1,550,839	1,548,593	1,559,946	1,530,501	1,509,268
Loans held-for-sale	1,450	540	—	—	—
Branch assets held-for-sale	—	—	—	—	—
Goodwill	38,188	38,188	38,188	38,188	38,188
Total assets	2,189,346	2,186,982	2,169,750	2,210,584	2,289,023
Net deferred tax asset, before valuation allowance	124,574	125,051	126,744	129,129	129,063
Deferred tax valuation allowance	(127,973)	(128,362)	(129,248)	(130,653)	(130,837)
Total deposits	1,717,634	1,713,665	1,703,902	1,746,102	1,819,532
Branch deposits held-for-sale	—	—	—	—	—
Securities repurchase agreements- customers	—	—	—	—	—
Advances from the FHLBNY	85,465	85,513	85,560	85,607	85,653
Obligations under capital leases	6,396	6,498	6,599	6,698	6,795
Junior subordinated debentures	92,786	92,786	92,786	92,786	92,786
Total shareholders' equity	265,878	264,172	259,457	256,388	255,485

Quarterly average balance sheet:
Loans held-for-investment
Commercial	$1,215,135	$1,197,368	$1,159,715	$1,124,176	$1,147,236
Residential real estate	233,277	240,884	247,489	255,746	264,396
Home equity and other	128,078	136,330	141,851	146,806	154,124
Total loans	1,576,490	1,574,582	1,549,055	1,526,728	1,565,756
Securities and other interest-earning assets	425,042	422,667	443,303	583,541	619,430
Total interest-earning assets	2,001,532	1,997,249	1,992,358	2,110,269	2,185,186
Total assets	2,187,482	2,179,400	2,175,796	2,293,114	2,372,728
Non-interest-bearing demand deposits	402,465	393,922	417,469	534,551	550,689
Total deposits	1,709,863	1,707,574	1,709,820	1,826,704	1,904,398
Total interest-bearing liabilities	1,492,139	1,498,510	1,477,356	1,477,301	1,538,998
Total shareholders' equity	266,931	262,517	259,353	257,035	255,685

SUN BANCORP, INC. AND SUBSIDIARIES

HISTORICAL TRENDS IN QUARTERLY FINANCIAL DATA (Unaudited)

(dollars in thousands)

	2016	2016	2016	2015	2015
	Q3	Q2	Q1	Q4	Q3

Capital and credit quality measures:
Tier 1 common equity risk-based capital:
Sun Bancorp, Inc.	14.4%	14.3%	14.0%	14.1%	14.6%
Sun National Bank	18.3%	18.1%	17.7%	17.9%	18.5%
Total risk-based capital:
Sun Bancorp, Inc.	21.2%	21.0%	20.8%	21.0%	21.8%
Sun National Bank	19.3%	19.1%	18.9%	19.1%	19.7%
Tier 1 risk-based capital:
Sun Bancorp, Inc.	18.1%	17.9%	17.4%	17.6%	18.2%
Sun National Bank	18.3%	18.1%	17.7%	17.9%	18.5%
Leverage capital:
Sun Bancorp, Inc.	13.3%	13.2%	13.0%	12.2%	11.7%
Sun National Bank	13.4%	13.3%	13.2%	12.4%	11.9%

Average equity to average assets	12.2%	12.0%	11.9%	11.2%	10.8%
Allowance for loan losses to gross loans held-for-investment	1.01%	1.02%	1.14%	1.16%	1.24%
Non-performing loans held-for-investment to gross loans held-for-investment	0.42%	0.35%	0.25%	0.20%	0.24%
Non-performing assets to gross loans held-for-investment, loans held-for-sale and real estate owned	0.43%	0.38%	0.25%	0.22%	0.30%
Allowance for loan losses to non-performing loans held-for-investment	238%	289%	460%	578%	517%
Other data:
Net (charge-offs) recoveries	(65)	(378)	(56)	(605)	344
Classified loans	8,593	9,310	7,812	5,922	5,803
Classified assets	11,799	12,516	11,018	9,410	9,918
Non-performing assets:
Non-accrual loans	3,246	2,580	3,066	2,207	3,121
Non-accrual loans held-for-sale	178	332	—	—	—
Troubled debt restructurings, non-accrual	3,396	2,918	838	910	534
Real estate owned, net	—	—	—	281	909
Total non-performing assets	$6,820	$5,830	$3,904	$3,398	$4,564

SUN BANCORP, INC. AND SUBSIDIARIES

AVERAGE BALANCE SHEETS (Unaudited)

(dollars in thousands)

	For the Three Months Ended			For the Three Months Ended
	September 30, 2016			September 30, 2015
	Average		Average	Average		Average
	Balance	Interest	Yield/Cost	Balance	Interest	Yield/Cost
Interest-earning assets:
Loans receivable (1), (2)
Commercial	$1,215,135	$12,230	4.03%	$1,147,236	$11,631	4.06%
Home equity and other	128,078	1,354	4.23	154,124	1,608	4.17
Residential real estate	233,277	1,998	3.43	264,396	2,240	3.39
Total loans receivable	1,576,490	15,582	3.95	1,565,756	15,479	3.95
Investment securities (3)	312,629	1,734	2.22	344,739	2,061	2.39
Interest-earning bank balances	112,413	144	0.51	274,691	175	0.25
Total interest-earning assets	2,001,532	17,460	3.49	2,185,186	17,715	3.24

Total non-interest-earning assets	185,950			187,541
Total assets	$2,187,482			$2,372,727
Interest-bearing liabilities:
Interest-bearing deposit accounts:
Interest-bearing demand deposit	$678,636	374	0.22%	$756,915	338	0.18%
Savings deposits	241,960	202	0.33	211,178	104	0.20
Time deposits	386,802	981	1.01	385,616	821	0.85
Total interest-bearing deposit accounts	1,307,398	1,557	0.48	1,353,709	1,263	0.37
Long-term borrowings:
FHLBNY Advances	85,514	434	2.03	85,668	438	2.05
Obligations under capital lease	6,441	110	6.83	6,835	117	6.85
Junior subordinated debentures	92,786	646	2.78	92,786	555	2.39
Total borrowings	184,741	1,190	2.58	185,289	1,110	2.40
Total interest-bearing liabilities	1,492,139	2,747	0.74	1,538,998	2,373	0.62
Non-interest-bearing liabilities:
Non-interest-bearing demand deposits	402,465			550,689
Other liabilities	25,947			27,355
Total non-interest-bearing liabilities	428,412			578,044
Total liabilities	1,920,551			2,117,042

Shareholders' equity	266,931			255,685
Total liabilities and shareholders' equity	$2,187,482			$2,372,727
Net interest income		$14,713			$15,342
Interest rate spread (4)			2.75%			2.62%
Net interest margin (5)			2.94%			2.81%
Ratio of average interest-earning assets to average interest-bearing liabilities			134%			142%

(1)	Average balances include non-accrual loans and loans held-for-sale.
(2)	Loan fees are included in interest income and the amount is not material for this analysis.
(3)

Interest earned on non-taxable investment securities is shown on a tax equivalent basis assuming a 35% marginal federal tax rate for all periods. The fully taxable equivalent adjustment for the three months ended September 30, 2016 and 2015 was $0 and $125 thousand, respectively.

(4)	Interest rate spread represents the difference between the average yield on interest-earning assets and the average cost of interest-bearing liabilities.
(5)	Net interest margin represents net interest income as a percentage of average interest-earning assets.

SUN BANCORP, INC. AND SUBSIDIARIES

AVERAGE BALANCE SHEETS (Unaudited)

(dollars in thousands)

	For the Nine Months Ended			For the Nine Months Ended
	September 30, 2016			September 30, 2015
	Average		Average	Average		Average
	Balance	Interest	Yield/Cost	Balance	Interest	Yield/Cost
Interest-earning assets:
Loans receivable (1), (2)
Commercial and industrial	$1,190,942	$35,800	4.00%	$1,098,366	$33,720	4.08%
Home equity	135,368	4,282	4.21	168,189	5,225	4.13
Residential real estate	240,498	6,197	3.43	273,320	7,082	3.45
Total loans receivable	1,566,808	46,279	3.93	1,539,875	46,027	3.98
Investment securities (3)	301,579	5,124	2.26	369,108	6,790	2.45
Interest-earning bank balances	128,691	489	0.51	358,900	680	0.25
Total interest-earning assets	1,997,078	51,892	3.46	2,267,883	53,497	3.14

Total non-interest-earning assets	183,856			195,444
Total assets	$2,180,934			$2,463,327
Interest-bearing liabilities:
Interest-bearing deposit accounts:
Interest-bearing demand deposits	$696,920	1,115	0.21%	$814,735	$1,089	0.18%
Savings deposits	236,750	563	0.32	224,230	339	0.20
Time deposits	370,851	2,627	0.94	423,820	2,678	0.84
Total interest-bearing deposit accounts	1,304,521	4,305	0.44	1,462,785	4,106	0.37
Short-term borrowings:
Repurchase agreements with customers	—	—	—	67	—	—
Long-term borrowings:
FHLBNY advances	85,540	1,294	2.01	76,372	1,166	2.03
Obligations under capital lease	6,541	336	6.83	6,914	354	6.81
Junior subordinated debentures	92,786	1,886	2.70	92,786	1,632	2.34
Total borrowings	184,867	3,516	2.53	176,139	3,152	2.38
Total interest-bearing liabilities	1,489,388	7,821	0.70	1,638,924	7,258	0.59
Non-interest-bearing liabilities:
Non-interest-bearing demand deposits	404,563			543,982
Other liabilities	24,021			27,718
Total non-interest-bearing liabilities	428,584			571,700
Total liabilities	1,917,972			2,210,624

Shareholders' equity	262,962			252,703
Total liabilities and shareholders' equity	$2,180,934			$2,463,327
Net interest income		$44,071			$46,239
Interest rate spread (4)			2.76%			2.55%
Net interest margin (5)			2.94%			2.71%
Ratio of average interest-earning assets to average interest-bearing liabilities			134%			138%
(1)	Average balances include non-accrual loans and loans held-for-sale.
(2)	Loan fees are included in interest income and the amount is not material for this analysis.
(3)

Interest earned on non-taxable investment securities is shown on a tax equivalent basis assuming a 35% marginal federal tax rate for all periods. The fully taxable equivalent adjustment for the nine months ended September 30, 2016 and 2015 was $0 and $456 thousand, respectively.

(4)	Interest rate spread represents the difference between the average yield on interest-earning assets and the average cost of interest-bearing liabilities.
(5)	Net interest margin represents net interest income as a percentage of average interest-earning assets.

SUN BANCORP, INC. AND SUBSIDIARIES

AVERAGE BALANCE SHEETS (Unaudited)

(dollars in thousands)

	For the Three Months Ended			For the Three Months Ended
	September 30, 2016			June 30, 2016
	Average		Average	Average		Average
	Balance	Interest	Yield/Cost	Balance	Interest	Yield/Cost
Interest-earning assets:
Loans receivable (1), (2)
Commercial	$1,215,135	$12,230	4.03%	$1,197,368	$12,141	4.06%
Home equity and other	128,078	1,354	4.23	136,330	1,431	4.20
Residential real estate	233,277	1,998	3.43	240,884	2,094	3.48
Total loans receivable	1,576,490	15,582	3.95	1,574,582	15,666	3.98
Investment securities (3)	312,629	1,734	2.22	296,811	1,673	2.25
Interest-earning bank balances	112,413	144	0.51	125,856	159	0.51
Total interest-earning assets	2,001,532	17,460	3.49	1,997,249	17,498	3.50

Total non-interest-earning assets	185,950			182,151
Total assets	$2,187,482			$2,179,400
Interest-bearing liabilities:
Interest-bearing deposit accounts:
Interest-bearing demand deposits	$678,636	374	0.22%	$700,857	$382	0.22%
Savings deposits	241,960	202	0.33	239,079	192	0.32
Time deposits	386,802	981	1.01	373,716	882	0.94
Total interest-bearing deposit accounts	1,307,398	1,557	0.48	1,313,652	1,456	0.44
Long-term borrowings:
FHLB advances	85,514	434	2.03	85,529	430	2.01
Obligations under capital lease	6,441	110	6.83	6,543	112	6.85
Junior subordinated debentures	92,786	646	2.78	92,786	628	2.71
Total borrowings	184,741	1,190	2.58	184,858	1,170	2.53
Total interest-bearing liabilities	1,492,139	2,747	0.74	1,498,510	2,626	0.70
Non-interest-bearing liabilities:
Non-interest-bearing demand deposits	402,465			393,922
Other liabilities	25,947			24,451
Total non-interest-bearing liabilities	428,412			418,373
Total liabilities	1,920,551			1,916,883

Shareholders' equity	266,931			262,517
Total liabilities and shareholders' equity	$2,187,482			$2,179,400
Net interest income		$14,713			$14,872
Interest rate spread (4)			2.75%			2.80%
Net interest margin (5)			2.94%			2.98%
Ratio of average interest-earning assets to average interest-bearing liabilities			134%			133%

(1)	Average balances include non-accrual loans and loans held-for-sale.
(2)	Loan fees are included in interest income and the amount is not material for this analysis.
(3)

Interest earned on non-taxable investment securities is shown on a tax equivalent basis assuming a 35% marginal federal tax rate for all periods. There was no fully taxable equivalent adjustment for the three months ended September 30, 2016 and June 30, 2016.

(4)	Interest rate spread represents the difference between the average yield on interest-earning assets and the average cost of interest-bearing liabilities.
(5)	Net interest margin represents net interest income as a percentage of average interest-earning assets.